UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2020

Commission File Number 001-34584

HARBOR DIVERSIFIED, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3697002
(State of incorporation)	(I.R.S. Employer Identification No.)

W6390 Challenger Drive, Suite 203 Appleton, WI	54914-9120
(Address of principal executive offices)	(Zip Code)

(920) 749-4188

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

In February 2017, Air Wisconsin Airlines LLC (“Air Wisconsin”), a subsidiary of Harbor Diversified, Inc. (the “Company”), entered into a capacity purchase agreement with United Airlines, Inc. (“United”), pursuant to which United agreed to purchase the capacity of the Air Wisconsin CRJ-200 regional jets covered under the agreement (the “United capacity purchase agreement”). Subject to certain limited exceptions, the United capacity purchase agreement provides Air Wisconsin fixed daily revenue for each aircraft covered under the agreement, a fixed payment for each departure and block hour flown, and reimbursement of certain direct operating expenses in exchange for providing regional flying service for United. All of Air Wisconsin’s flights are operated as United Express pursuant to the terms of the United capacity purchase agreement.

On October 15, 2020, Air Wisconsin entered into an amendment to the United capacity purchase agreement (the “Amendment”) that, among other things:

•	settled certain disputes that had existed between United and Air Wisconsin over amounts owed to Air Wisconsin under the United capacity purchase agreement;

•

provided a process for determining the circumstances under which, and the amount for which, United would pay or reimburse Air Wisconsin for costs incurred in connection with the opening and closing of maintenance and crew bases in response to alterations to Air Wisconsin’s operating schedule made at United’s discretion;

•	provided for the payment or accrual of certain amounts by United to Air Wisconsin based on certain scheduling benchmarks;

•	modified the minimum and maximum daily block hour scheduling parameters;

•	terminated the limited guarantee by the Company and AWAC Aviation, Inc., the sole member of Air Wisconsin, of the monetary obligations of Air Wisconsin under the United capacity purchase agreement;

•	terminated certain provisions in the United capacity purchase agreement that were previously waived by United in March 2020, which constrained Air Wisconsin from flying for another air carrier; and

•

amended United’s option to extend the term of the United capacity purchase agreement such that United now has an option to extend the term for a period of no less than two years (and up to three years, in its discretion) and a second option to extend for an additional two-year period, subject to mutual agreement by the Company and United as to compensation.

The foregoing summary of the terms of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBOR DIVERSIFIED, INC.

Date: October 21, 2020	/s/ Christine R. Deister
Christine R. Deister
Chief Executive Officer and Secretary